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                                                                 EXHIBIT 10(a)

                       [SUTHERLAND ASBILL & BRENNAN LLP]



                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


        We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 for certain variable annuity contracts issued through Merrill Lynch Life Variable Annuity Separate Account D of Merrill Lynch Life Insurance Company (File No. 333-91098). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                SUTHERLAND ASBILL & BRENNAN LLP



                                By:           /s/ Stephen E. Roth, Esq.
                                    --------------------------------------------
                                              Stephen E. Roth, Esq.



Washington, D.C.
September 20, 2002